UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2026

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2026, LSI Industries Inc. (“LSI” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SRR Holdings, Inc., a Delaware corporation (“Royston”), and Rhino Acquisition Company, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (the “Merger Sub”), pursuant to which LSI, through Merger Sub, agreed to merge with and into Royston, with Royston surviving (the “Merger”). The Merger Agreement provides for an aggregate purchase price of $325 million, subject to a working capital adjustment, with $320 million of the purchase price payable in cash at closing and the remaining $5 million payable in the issuance of the Company’s common stock, valued as of the closing price of the Company’s common stock on February 19, 2026. The completion of the Merger is subject to various closing conditions, including (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (b) the absence of any applicable order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Merger; and (c) the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The transaction is expected to close in the third quarter of LSI’s 2026 fiscal year.

The Company has a $125 million secured revolving line of credit (the “Revolving Line of Credit”) with PNC Capital Markets LLC and PNC Bank, National Association (together, “PNC”). The Revolving Line of Credit expires in the first quarter of fiscal 2031. As of December 31, 2025, $104.6 million of the credit line was available.

The Company has obtained a debt financing commitment from PNC to amend the Revolving Line of Credit to increase the amount available under the Revolving Line of Credit to $425 million, which will be issued subject to market conditions and other factors (the “Proposed Senior Secured Credit Facility”) and intends to fund the consideration and related transaction costs under the Merger Agreement with the Proposed Senior Secured Credit Facility. However, the consummation of the Merger is not subject to any financing condition.

Under the Proposed Senior Secured Credit Facility, the Company will be able to borrow up to $425 million, consisting of a $200 million five-year term loan, a $75 million one-year term loan, and a $150 million revolving credit facility. The Proposed Senior Secured Credit Facility will expire on or around March 31, 2031. Interest on the Proposed Senior Secured Credit Facility is expected to be based on, at the Company’s option, the Secured Overnight Financing Rate or a customary base rate, to be determined by reference to customary market benchmarks; in each case plus an applicable margin that is anticipated to vary based on the Company’s total leverage ratio. The obligations of the Company and its subsidiary guarantors will be secured by substantially all of the personal property of the Company and its subsidiaries. The Company’s guarantors will include all existing and future domestic wholly-owned subsidiaries. The Company will also be subject to a fee on the unused balance of the Proposed Senior Secured Credit Facility, expected to be initially 27.5 basis points. The Company will also have an option to increase a portion of the Proposed Senior Secured Credit Facility by an amount up to $75 million. A portion of the revolver of the Proposed Senior Secured Credit Facility not in excess of $15 million shall be available for the advancement of swingline loans.

Royston has made customary representations, warranties and covenants in the Merger Agreement, including, among others, and subject to certain exceptions, covenants to use reasonable best efforts to conduct its business in all material respects in the ordinary course of business during the period between the signing of the Merger Agreement and the closing of the Merger, not to engage in specified types of actions during this period, and not to solicit or negotiate alternative proposals.

The Merger Agreement contains certain termination rights, including that either party may terminate the Merger Agreement if, subject to certain limitations, the Merger has not closed by May 29, 2026 (the “Outside Date”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Royston or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific date therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company filed or will file with the Securities and Exchange Commission (“SEC”).

Item 7.01.Regulation FD Disclosure.

On February 25, 2026, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 26, 2026, the Company is hosting a conference call for the benefit of its investors to discuss the Merger. The Company’s investor presentation containing additional information regarding the Merger is attached hereto as Exhibit 99.2 and incorporated by reference herein. Additional information regarding the Merger is included in Exhibit 99.3.

The information in this Item 7.01, including the exhibits referenced herein and attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Language Concerning Forward-Looking Statements

This report contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Examples of forward-looking statements include, among others, statements regarding the proposed Merger, including the timing of the proposed Merger and the source of the funds to be used as consideration for the proposed Merger. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which LSI and Royston operate; uncertainties regarding the ability of LSI and Royston to promptly and effectively integrate their businesses; uncertainties regarding the reaction to the transaction of the companies’ respective customers, employees, and counterparties; and risks relating to the diversion of management time on transaction-related issues.  In addition to the factors described in this paragraph, the risk factors identified in the Company’s Annual Report on Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

Item 8.01. Other Events

On September 12, 2025, LSI filed with the SEC a registration statement on Form S-3 for the purpose of registering the shares of common stock identified in the preliminary prospectus supplement LSI filed on February 25, 2026. Risk Factors related to Royston, the Merger, and the combined company, Business about Royston and Certain Information About Royston (the “Royston Business Section”), as well as Royston’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royston as of and for the years ended December 31, 2024 and December 31, 2023 and for the nine month periods ended September 30, 2025 and September 30, 2024 are attached hereto as Exhibits 99.4, 99.5 and 99.6, respectively, and incorporated herein by reference.

The audited financial statements of Royston for the years ended December 31, 2024 and December 31, 2023, the unaudited financial statements of Royston for the nine months ended September 30, 2025 and September 30, 2024, and the unaudited pro forma condensed combined financial statements (and related notes) of the Company as of and for the six months ended December 31, 2025 and the fiscal year ended June 30, 2025 are attached hereto as Exhibits 99.7, 99.8 and 99.9, respectively, and incorporated herein by reference. The unaudited pro forma condensed combined financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and Royston’s audited and unaudited interim historical financial statements as adjusted to give effect to the Company’s acquisition of Royston. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to these transactions as if they occurred on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2025 and the fiscal year ended June 30, 2025 give effect to these transactions as if they occurred on July 1, 2024.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item9.01 Financial Statements and Exhibits.

(d)	Exhibits

ExhibitNo.	Description

2.1	Agreement and Plan of Merger dated February 20, 2026 by and among LSI Industries Inc., SRR Holdings, Inc. and Rhino Acquisition Corp.*
23.1	Consent of Grant Thornton LLP
99.1	LSI Press Release dated February 25, 2026
99.2	Investor Presentation
99.3	The Royston Acquisition
99.4	Risk Factors related to Royston and the Merger, and the combined company
99.5	Royston Business Section
99.6
Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRR Holdings, Inc. as of and for the years ended December 31, 2024 and 2023 and for the nine months periods ended September 30, 2025 and 2024.

99.7	Audited Financial Statements of SRR Holdings, Inc. for the years ended December 31, 2024 and December 31, 2023.
99.8	Unaudited financial statements of SRR Holdings, Inc. for the nine months ended September 30, 2025 and September 30, 2024.
99.9	Unaudited proforma condensed combined financial statements (and related notes) of LSI as of and for the six months ended December 31, 2025 and fiscal year ended June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 602(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted materials to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ James E. Galeese
James E. Galeese
Executive Vice President, Chief Financial Officer

Dated: February 25, 2026